UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2017

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01           Entry into a Material Definitive Agreement.

On October 20, 2017, Waddell & Reed Financial, Inc. (the “Company”) entered into a credit agreement with the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Swingline Lender,  and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner (the “Credit Agreement”).  The information regarding the Credit Agreement provided in Item 2.03 below is incorporated herein by reference.

The description of the Credit Agreement described in this report does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.  The Credit Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Credit Agreement contains representations and warranties of the Company made to, and solely for the benefit of, the lenders party thereto.  The assertions embodied in those representations and warranties were made solely for purposes of the Credit Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Credit Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The assertions embodied in the representations and warranties found in the Credit Agreement are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the original merger agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement. Moreover, you should read the representations and warranties in the Credit Agreement not in isolation but in conjunction with the other information about the parties and their subsidiaries that the respective companies include in reports, statements, and other filings they make with the SEC.

ITEM 1.02           Termination of a Material Definitive Agreement.

Immediately prior to the Company entering into the Credit Agreement for a $100 million unsecured revolving credit facility described in Items 1.01 and 2.03 in this report, the Company terminated its existing unsecured $125 million revolving credit facility, which was scheduled to expire on June 27, 2018.  The lending commitments under the prior credit facility were evidenced by that certain Credit Agreement, dated as of June 28, 2013, among the Company, the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders, Bank of America Merrill Lynch and Wells Fargo Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and The Bank of Nova Scotia as Co-Documentation Agents, which agreement was terminated along with the termination of the lending commitments thereunder.  As of the date of termination, there were no amounts outstanding under such credit facility.

ITEM 2.02           Results of Operations and Financial Condition.

On October 24, 2017, the Company issued a press release announcing the Company’s financial results for the fiscal quarter ended September 30, 2017.  A copy of the Company’s press release is furnished as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

The Credit Agreement provides for an unsecured $100 million revolving credit facility, which the lenders may, upon the Company’s request, increase to up to $200 million.  The lending commitments under the Credit Agreement are for a three year term and are scheduled to expire on October 20, 2020.  Upon termination, the Company must repay all obligations then outstanding under the Credit Agreement.

The Credit Agreement is available for general corporate purposes, including repurchases of the Company’s common stock and consummating permitted acquisitions.  As of the date of this report, there were no loans outstanding under the Credit Agreement.

Interest and Fees

At the Company’s election, loans under the Credit Agreement will bear interest at one of the following two options:  (1) the sum of (a) the alternative base rate, which is the greatest of (i) the effective prime rate announced by Bank of America, (ii) the effective federal funds rate, plus 0.5%, or (iii) the LIBOR rate, plus 1%, plus (b) a margin of 0.200% to 1.125% (depending upon the Company’s debt rating), or (2) the LIBOR rate, plus a margin of 1.200% to 2.125% (depending upon the Company’s debt rating).  The Company is required to pay accrued interest at established intervals, which is based upon the Company’s elected interest period.

The Company pays, on a quarterly basis, a per annum facility fee of 0.175% to 0.375% (depending upon the Company’s debt rating) on the aggregate commitment of the Credit Agreement, whether used or unused.

Covenants and Events of Acceleration

The Credit Agreement contains customary covenants, including but not limited to, restrictions on the Company’s ability, and in specific instances its subsidiaries’ ability, to incur liens on assets or revenues; merge or consolidate; enter into transactions with affiliates; enter into sale and leaseback transactions; pay dividends; repurchase stock; and enter into hedging agreements.  The Credit Agreement also limits the Company’s subsidiaries’ ability to incur additional indebtedness.  Additionally, the Company may not permit its consolidated leverage ratio to equal or exceed 3.0 to 1.0 or its consolidated interest coverage ratio to equal or be less than 4.0 to 1.0 during specified periods.

Upon the occurrence of an event of default, the Company’s obligations under the Credit Agreement may be accelerated and the lending commitments thereunder terminated.  Events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the Credit Agreement), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, change of control of the Company and other customary defaults.

Existing Relationships with Lenders

The Company has ongoing relationships with a majority of the lenders that are parties to the Credit Agreement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including custody and cash management services. Affiliates of certain lenders have acted as underwriters for issuances of the Company’s senior notes and equity securities, and also provide various services to the Company’s affiliated mutual funds.

The description set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report.

ITEM 7.01           Regulation FD Disclosure.

On October 24, 2017, the Company announced a new capital return policy that encompasses a reduction in the quarterly dividend on the Company’s Class A common stock to $0.25 per share beginning with the dividend payable on February 1, 2018 to stockholders of record as of January 11, 2018. Additionally, based on its current financial forecast, the Company intends to repurchase $250 million of the Company’s Class A common stock over the next two years.  Under the existing repurchase plan, repurchases of Class A common stock may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase plan does not obligate the Company to acquire any particular amount of Class A common stock, and the plan may be suspended at any time at the Company’s discretion.

ITEM 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated October 20, 2017, by and among Waddell & Reed Financial, Inc., the lenders party thereto, Bank of America, N.A., as Administrative Agent for the lenders and Swingline Lender, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: October 24, 2017	By:	/s/ Brent K. Bloss
Senior Vice President, Chief Financial Officer and Treasurer